ATLANTIC GULF COMMUNITIES CORPORATION
                            2601 SOUTH BAYSHORE DRIVE
                                    SUITE 400
                              MIAMI, FL 33133-5461




                                 August 17, 1999


Mr. J. Larry Rutherford
c/o Atlantic Gulf Communities Corporation
2601 South Bayshore Drive
Fourth Floor
Miami, FL 33133-5461

                  Re:      Letter Agreement Regarding Termination of Employment
                           ----------------------------------------------------

Dear Larry:

         This will confirm the terms of our mutual agreement concerning the termination of your employment with Atlantic Gulf Communities Corporation ("Atlantic Gulf") and its subsidiaries and affiliates (collectively, the "Company").

         Reference is hereby made to:

         - your Employment Agreement with Atlantic Gulf, dated as of November 17, 1997, as amended by those certain letter agreements, dated as of November 26, 1997, and December 29, 1997 (collectively, your "Employment Agreement");

         - your Stock Incentive Plan and Agreement with Atlantic Gulf, dated as of November 17, 1997, as amended by the November 26, 1997 amendment to your Employment Agreement (collectively, your "Stock Incentive Agreement");

         - the Stock Option Agreements issued to you by Atlantic Gulf (your "ESOP Stock Option Agreements") under its Employee Stock Option Plan ("ESOP");

         - your promissory note in the principal amount of $199,000, dated as of December 29, 1997;

         - your promissory note in the principal amount of $199,000, dated as of July 6, 1998;

J. Larry Rutherford
August 17, 1999
Page 2

         - your promissory note in the principal amount of $600,000, dated as of July 6, 1998;

         - your Pledge and Security Agreement with Atlantic Gulf, dated as of December 29, 1997, as amended by that certain First Amendment to Pledge and Security Agreement, dated as of July 6, 1998 (collectively, the "Pledge Agreement").

         The loans evidenced by your two $199,000 promissory notes (the "$199,000 Notes") are referred to herein as your "Recourse Loans," the loan evidenced by your $600,000 promissory note (the "$600,000 Note," which, together with the two $199,000 Notes, are collectively referred to herein as your "Notes") is referred to herein as your "$600,000 Loan" and the two Recourse Loans and the $600,000 Loan are collectively referred to herein as your "Loans." Your two $199,000 Notes, $600,000 Note and Pledge Agreement are referred to herein as your "Loan Documents."

         Capitalized terms used herein and not otherwise defined have the meanings assigned to them in your Employment Agreement.

         1. You and Atlantic Gulf agree that your employment with the Company shall be terminated, without "cause" (as defined in Section 5.1 of your Employment Agreement), pursuant to Section 5.4 of your Employment Agreement, effective at the close of business on August 17, 1999 (the "Termination Date"). Pursuant to the terms of your Employment Agreement:

                  a.    On  or  before  the  fifth   business  day   immediately
following the Termination Date, Atlantic Gulf will pay to you your accrued and earned but unpaid Base Salary through the Termination Date.

                  b. For the period commencing on the day immediately following the Termination Date and ending on December 31, 2000, Atlantic Gulf will continue to pay you your Base Salary at the annual rate of $450,000, payable in installments consistent with Atlantic Gulf's normal payroll schedule, subject to applicable withholding and other taxes. In the event of your death, payments required to be made under this paragraph 1.b. shall be paid to your estate in accordance with the terms hereof.

                  c.    Except  to  the  extent  expressly   provided  otherwise
herein, Section 6. of your Employment Agreement (excluding Section 6.1 thereof) shall remain in full force and effect following the Termination Date.

J. Larry Rutherford
August 17, 1999
Page 3

         2. Notwithstanding anything in your Employment Agreement, Stock Incentive Agreement, the ESOP and/or your ESOP Stock Option Agreement to the contrary:

                  a. You acknowledge and agree you have not earned, and are not entitled to receive, any Incentive Compensation under your Employment Agreement.

                  b.    On and as of the Termination Date:

                        i. all of the Options granted to you under your Stock Incentive Agreement (your "ISA Options") that are not exercisable as of the Termination Date shall automatically terminate;

                        ii. all of your ISA Options that are exercisable, but have not been exercised, as of the Termination Date shall automatically terminate;

                        iii. all of your rights, privileges and benefits under your Stock Incentive Agreement shall automatically terminate; and

                        iv.      your Stock Incentive Agreement shall terminate.

                  c.    On and as of the Termination Date:

                        i. all of the Options granted to you under the ESOP and your ESOP Stock Option Agreements (your "ESOP Options") that are not exercisable as of the Termination Date shall automatically terminate;

                        ii. all of your ESOP Options that are exercisable, but have not been exercised, as of the Termination Date shall automatically terminate;

                        iii. all of your rights, privileges and benefits under the ESOP and your ESOP Stock Option Agreements shall automatically terminate; and

                        iv.      your  ESOP  Stock   Option   Agreements   shall
terminate.

                  d.    With respect to your Loans:

                        i.       On and as of the Termination Date:

J. Larry Rutherford
August 17, 1999
Page 4

                                 A.      your $600,000 Loan will be canceled and
you will be released from any further obligations thereunder;

                                 B.      if you  have  them in your  possession,
you will deliver to Atlantic Gulf the stock certificates evidencing the shares of Atlantic Gulf purchased with the proceeds of your $600,000 Loan, which certificates are identified in Exhibit A hereto (the "Stock Certificates");

                                 C.      if Atlantic Gulf has  possession of the
Stock Certificates referenced in paragraph d.1.B. above and you have not already executed stock powers in blank for all of such Stock Certificates, you agree to do so; and

                                 D.      Atlantic  Gulf will  return to you your
$600,000 Note, marked "canceled."

                        ii. On December 31, 2000, unless you are in breach of this Agreement on such date (other than any breach which has been waived by the Company, which the Company may do or not do, in its sole and absolute discretion) and the Board of Directors of Atlantic Gulf (the "Board") has provided you with written notice of such breach before December 31, 2000, including in reasonable detail the nature of such aforesaid breach:

                                 A.      your  two   Recourse   Loans   will  be
canceled and you will be released from any further obligations thereunder;

                                 B.      if you have them in your possession, on
or before December 30, 2000, you will deliver to Atlantic Gulf the stock certificates evidencing the shares of Atlantic Gulf purchased with the proceeds of your Recourse Loans, which Stock certificates are identified in Exhibit A hereto;

                                 C.      if Atlantic Gulf has  possession of the
Stock Certificates referenced in paragraph d.ii.C. above and you have not already executed stock powers in blank for all of such Stock Certificates, you agree to do so on or before December 31, 2000; and

                                 D.      upon  cancellation of your two $199,000
Notes in accordance herewith, Atlantic Gulf will return both $199,000 Notes to you, marked "canceled."

         Absent a default or breach by you hereunder, Atlantic Gulf agrees not to enforce any provisions of the two $199,000 Notes before December 31, 2000.

J. Larry Rutherford
August 17, 1999
Page 5

                  e.    For federal income tax purposes,:

                        i.       you will be deemed to have:

                                 A.      sold the  shares  of stock of  Atlantic
Gulf securing the $600,000 Note (i.e., the shares purchased with the proceeds of the $600,000 Loan) to Atlantic Gulf for the $600,000 principal amount of the $600,000 Note in full satisfaction of the $600,000 Loan; and

                                 B.      if the  Recourse  Loans are canceled in
accordance with paragraph d.ii. above, sold the shares of stock of Atlantic Gulf securing the $199,000 Notes (i.e., the shares purchased with the proceeds of the Recourse Loans) to Atlantic Gulf for their fair market value ("FMV"), based on the closing price of such shares on the cancellation date, in partial satisfaction of the Recourse Loans;

and

                        ii.      Atlantic Gulf will be deemed to have:

                                 A.      received the shares described in clause
e.i.A. above in full satisfaction of the $600,000 Loan; and

                                 B.      if the  Recourse  Loans are canceled in
accordance with paragraph d.ii above, received the shares described in e.i.B. above in partial satisfaction of the Recourse Loans and canceled or forgiven the excess of the principal amount of the Recourse Loans over the FMV of the shares of stock described in clause e.i.B. above.

                  f. From and after the Termination Date, you (i) agree to continue as a director, and non-executive Chairman ("Chairman") of the Board of Atlantic Gulf, but (ii) to resign as a director and officer of all of the subsidiaries and affiliates of Atlantic Gulf as to which you are then serving as a director and/or officer. Furthermore, on the Termination Date, you agree to deliver to the Board (A) a signed letter of resignation (dated as of the Termination Date) as a director and officer addressed to the board of directors of each of the subsidiaries and affiliates of Atlantic Gulf of which you are a member and/or officer, which resignation letter shall be effective upon delivery, and (B) a signed, but undated, letter of resignation as a director and Chairman to the Board, which resignation letter shall be effective upon the earlier to occur of (Y) the date you instruct the Board to date such letter or
(Z) the date the Board elects, in its sole and absolute discretion, to date such letter. So long as you continue to serve as a director and/or Chairman of

J. Larry Rutherford
August 17, 1999
Page 6

the Board, you will receive no compensation for such service other than the compensation expressly provided for in this letter agreement. You understand and agree that you will have no legal authority to bind the Company without the prior written consent of the Board.

                  g. During the period that you continue to receive Base Salary pursuant to paragraph 1.b. above, you agree to be available to provide, at reasonable times and upon reasonable notice, up to 40 hours of consulting services per month to the Company, the Board and members of senior management and the Board. If such consulting services require travel or the incurrence by you of other expenses, Atlantic Gulf will reimburse you for such travel (in the case of air travel, by coach class only) and other reasonable and necessary expenses, upon the submission of proper written substantiation therefor (in the manner and form determined by Atlantic Gulf), based on its employee expense reimbursement policy in effect at the time you incur such expenses.

                  h. From and after the Termination Date, you shall cease to be eligible to participate in any and all Company employee benefit programs; provided, however, that during the period that you continue to serve as a director and/or Chairman, you will continue to be eligible to participate in the Company's medical, dental and life insurance programs ("Insurance Programs") on the same terms as in effect for you on the Termination date. You hereby authorize Atlantic Gulf to deduct and withhold directly from the payment(s) referred to in paragraph 1.b above your share of any premiums with respect to such insurance coverage until such time as you give Atlantic Gulf written instructions to terminate your participation in such Insurance Programs. You acknowledge and agree that Atlantic Gulf shall have no obligation to (i) maintain such Insurance Programs in place and may discontinue such Insurance Programs at any time for any reason as to all employees, without liability to you, or (ii) to pay any premiums with respect to your Insurance Programs if such premiums exceed the payment(s) referred to in paragraph 1.b above.

                  i.    You  shall  be  entitled  to  COBRA  coverage   promptly
following the termination of your Company health insurance coverage under paragraph 2.h above.

                  j. During the period that you continue to serve as a director and/or Chairman, you will be permitted to continue to use your existing leased Company automobile on the same terms as in effect on the Termination Date; provided, however, that on the date on which you cease to serve as a director and Chairman you shall (i) provide Atlantic Gulf with written confirmation from the leasing company (in form and substance satisfactory to Atlantic Gulf, in its sole discretion) that you have assumed all of the remaining liabilities with respect to your leased Company automobile from and after the Termination Date and that the Company has been released

J. Larry Rutherford
August 17, 1999
Page 7

from any and all such liabilities or (ii) return your leased Company automobile to Atlantic Gulf, after which you will have no further liability to the Company with respect thereto.

                  k. Except as otherwise specifically provided for herein, all of your employee benefits in effect on the Termination Date shall cease on the Termination Date.

                  l. You agree that, before January 1, 2001, you will not, without the prior written consent of the Board:

                        i. (A) acquire an equity interest, directly or indirectly, in whole or in part, in any real estate project owned, directly or indirectly, in whole or in part, by the Company on the Termination Date or any real estate project in which the Company acquires an ownership interest, directly or indirectly, in whole or in part, on or before December 31, 2000 (all such real estate projects referenced in this 2.l.i being collectively referred to herein as the "Projects"), (B) acquire a debt interest, directly or indirectly, in whole or in part, in any such Project, (C) acquire an equity or debt interest, directly or indirectly, in any entity that acquires an equity or debt interest, directly or indirectly, in whole or in part, in any such Project or (D) accept or assume a position, directly or indirectly, as an employee, officer, director, agent, consultant, partner, member, security holder, creditor or otherwise with any person or entity that acquires an equity or debt interest, directly or indirectly, in whole or in part, in any such Project; and

                        ii. engage in, directly or indirectly, or have any interest, directly or indirectly, in any person or entity (including an interest, directly or indirectly, as a shareholder, lender, partner, member, employee, officer, director, agent, consultant, security holder, creditor or otherwise) in any person or entity that engages in, competition with the Company within (A) a 100 mile radius of the Company's Chenoa Project located in Aspen/Glenwood Springs, Colorado, so long as the Company continues to own an equity interest, directly or indirectly, therein, and (B) a 25 mile radius of the Company's West Bay Club Project, located in Lee County, Florida, so long as the Company continues to own an equity interest, directly or indirectly, therein.

                  m. You acknowledge and confirm that the restrictive covenants contained in paragraph 2.l above (the "Restrictive Covenants") are reasonably necessary to protect the legitimate business interests of the Company and are not overbroad, overlong or unfair and are not the result of overreaching, duress or coercion of any kind. You further acknowledge and confirm that your full, uninhibited and faithful observance of each of the Restrictive Covenants will not cause you any undue hardship, financial or otherwise, and that enforcement of each of the Restrictive Covenants will not impair your ability to obtain employment commensurate with your

J. Larry Rutherford
August 17, 1999
Page 8

skill level and terms otherwise generally acceptable to you. You further acknowledge and confirm that your special and unique knowledge of the Projects is such as would cause the Company serious and possibly irreparable injury and/or loss if you were to use such ability and knowledge to the benefit of a competitor of the Company and/or person or entity acquiring an interest, directly or indirectly, in whole or in part, in any of the Projects in violation of the Restrictive Covenants.

                  n. You recognize and acknowledge that a breach by you of the Restrictive Covenants will cause irreparable harm and damage to the Company, the monetary amount of which may be impossible to ascertain. As a result, you further recognize and acknowledge that the Company shall be entitled to injunctive relief enjoining and restraining any violation of the Restrictive Covenants by you or your affiliates, employer, partners, associates, members or agents, either directly or indirectly, and that such rights to injunctive relief shall be cumulative and in addition to whatever other remedies at law or in equity the Company may possess with respect to such violation(s).

                  o. You hereby represent and warrant that, as of the Termination Date, you do not own any equity or debt interest of the type described in paragraph l.i and/or l.ii. above.

         3. On August 16, 1999, Atlantic Gulf provided you with a copy of this Agreement and explained to you that it constitutes a legal waiver and release of any rights and claims that you may have under any contract and under all federal, state and local laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment, including, without limitation, Title VII of the Civil Rights Act of 1964, the Equal Employment Opportunity Act of 1972, the Age Discrimination in Employment Act of 1967 ("ADEA"), the Americans with Disabilities Act of 1990, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1991, the Workers Adjustment and Retraining Notification Act of 1988, and 42 U.S.C. Section 1981. You acknowledge that you intend to waive and release any and all such rights and claims you may have under any contract or agreement and under the statutes, laws and regulations cited above or any other applicable statute, law or regulation (with the exception of any claims that may arise under the ADEA after the date that you sign this Agreement). You understand and acknowledge that this Agreement does not constitute an admission by the Company (a) of any violation of any statute, law, regulation, order or other applicable authority, (b) of any breach of any contract, actual or implied, or (c) of any commission of any tort.

         4. In exchange for the consideration described herein, on behalf of yourself and your executors, administrators, representatives, trustees, heirs, subrogees, guardians, conservators,

J. Larry Rutherford
August 17, 1999
Page 9

agents, successors and assigns, you hereby release and discharge Atlantic Gulf, its subsidiaries, affiliates, divisions and related companies, and each of their respective successors and assigns, their past and present principals, directors, officers, representatives, shareholders, employees, agents, partners and their respective heirs, executors, and administrators, from any and all claims, complaints, contracts, liabilities, obligations, demands, debts, damages, losses, costs, expenses, attorneys' fees, rights of action and causes of action, of any kind or character whatsoever, at law or in equity, whether known or unknown, suspected or unsuspected (collectively, "Claims"), with respect to, or arising out of, your employment or the termination of your employment with the Company; provided however that the Claims released under this paragraph 4. shall not include, or apply to, (a) any Claims related to the enforcement of any provision of this Agreement or (b) or Indemnification Claims (as defined below). Indemnification Claims shall mean all and any of your rights and benefits to indemnification and similar benefits under Delaware law and the law of the jurisdictions of organization of any subsidiary or affiliate of the Company, under the respective charters and bylaws of the Company and its subsidiaries and affiliates, and under any directors and officers insurance policies maintained by the Company, in each instance in respect of you being a current or former director, and/or former officer, of the Company and its affiliates and subsidiaries.

         5. In exchange for the consideration described herein, on behalf of itself, its subsidiaries, affiliates, divisions and related companies, and each of its/their respective successors and assigns, its/their past and present principals, directors, officers, representatives, shareholders, employees, agents, partners and its/their respective heirs, executors, and administrators, representatives, trustees, heirs, subrogees, guardians, conservators, agents, successors and assigns, the Company hereby releases and discharges you and your executors, administrators, representatives, trustees, heirs, subrogees, guardians, conservators, agents, successors and assigns, from any and all Claims with respect to, or arising out of, your employment or the termination of your employment with the Company or your position as a director or officer of the Company or any of its subsidiaries or affiliates; provided, however, that the Claims released under this paragraph 5. shall not include, or apply to, (a) any Claims with respect to, or arising out of, your own gross negligence or intentional or willful misconduct, (b) any Claims related to the enforcement of any provision of this Agreement, and (c) any Claims related to the enforcement of any provisions of your Employment Agreement that, by their terms, survive the termination of your Employment Agreement.

         6. The Company represents and warrants to you that, at all times during the five-year period ending on the Termination Date, you have been covered by (a) the Company's Directors and Officers Insurance policies (subject to any exceptions contained therein for excluded acts), (b) the indemnification provisions under Delaware corporate law and the law of the jurisdictions of

J. Larry Rutherford
August 17, 1999
Page 10

organization of any subsidiary or affiliate of the Company of which you served as an officer and/or director (subject to any exceptions contained therein for excluded acts) and (c) the indemnification provisions contained in the respective charters and bylaws of the Company and its subsidiaries and affiliates (subject to any exceptions contained therein for excluded acts), in each instance in respect of your service as a director and/or officer of Atlantic Gulf and its affiliates and subsidiaries during such five-year period. The Company further represents and warrants to you that the indemnification described in the immediately preceding sentence shall remain in place with respect to your service as a director of Atlantic Gulf following the Termination Date on the same terms, to the same extent, for the same period and for the same acts as are applicable to the other directors of Atlantic Gulf following the Termination Date.

         7. Neither you nor the Company will at any time (a) disclose the terms or existence of this Agreement or any fact concerning its negotiation, execution or implementation or concerning your employment or termination of employment with the Company, except as may be required by law, statute or regulation, or in connection with a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body, or in connection with any financing, sale of the Company (through a stock or asset sale), merger or other restructuring transaction entered into by the Company, but only to the extent required, or (b) denigrate, disparage, impugn or defame the Company, its services or business conduct or reputation or that of any of its principals, directors, officers, employees, partners or agents, on the one hand, or you, on the other hand.

         8.       Upon  the  request  by  Atlantic  Gulf for the  return  of all property of the Company then in your possession, you will immediately return such property, including, without limitation (and to the extent applicable), leased vehicles (subject to your rights under paragraph 2.j. above), home office equipment, computers, building keys and passes, memoranda (including e-mail memoranda addressed to you or on which you were copied or otherwise in your possession), sales brochures, credit cards, telephone charge cards, manuals, courtesy parking passes, customer lists and customer contacts, sales information, diskettes, intangible information stored on diskettes, business or marketing plans, reports, projections, software programs and data compiled with the use of those programs, tangible copies of trade secrets and confidential information, and any and all other property or information held or used by you in connection with your employment with the Company.

         9. You acknowledge that the Company advised you to consult with an attorney before signing this Agreement and that you had sufficient opportunity to consult with an attorney after receiving a copy of this Agreement and before signing it. Furthermore, you acknowledge that the Company advised you that you are entitled to a period of twenty-one (21) days from the date of

J. Larry Rutherford
August 17, 1999
Page 11

this Agreement to consider the proposal herein and seven (7) days after the execution hereof to revoke your agreement to the terms hereof. In signing this Agreement, you have relied only on the promises contained herein and not on any other promises made by the Company.

         10. By signing this Agreement, you acknowledge that you are entering into this Agreement voluntarily and with full knowledge of its significance, meaning and binding effect. You have seven (7) days to revoke this Agreement after you sign it. This Agreement will not become effective or enforceable until eight (8) days after the date you sign it.

         11. This Agreement (a) represents the entire agreement of the parties with respect to the subject matter hereof, (b) may not be amended, modified or rescinded except in writing, signed by both Atlantic Gulf and you, and (c) is governed by and shall be construed in accordance with the law of the State of Florida, excluding its laws regarding choice of law. In the event of any dispute arising out of this Agreement or any action to enforce the terms hereof, the costs incurred by the prevailing party in connection with such dispute or action (including reasonable attorneys' fees and out-of-pocket costs) shall be paid by the party not prevailing in such dispute or action.

         12. YOU AND THE COMPANY EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY PARTY HERETO.

         13.      The parties hereby agree that,  with respect to all litigation
referred  to  in  the  immediately   preceding  paragraph  12,  venue  shall  be
exclusively within Miami-Dade County, Florida.

J. Larry Rutherford
August 17, 1999
Page 12


         If you are in agreement with the terms and conditions of this letter agreement, please sign and date all three enclosed original signature pages to this letter agreement, keep one signed signature page for your records and return the other two signed signature pages to Joel Goldman at Atlantic Gulf.


                      ATLANTIC GULF COMMUNITIES CORPORATION,
                      for and on behalf of itself and all of its subsidiaries and affiliates


                      By:_____________________________________
                      Name (Print): James DeFrancia
                      Title: Authorized Director, for and on behalf of the Board of Directors of Atlantic Gulf Communities
                             Corporation



AGREED TO AND ACCEPTED BY:


-----------------------------------
J. LARRY RUTHERFORD

Date:______________________________



cc:      Joel Goldman, Esq.
         John Ruppert, Esq.
         James DeFrancia

                                    EXHIBIT A

                               STOCK CERTIFICATES*


----------------------------------------------------------------------------
STOCK CERTIFICATE NO.    NO. OF SHARES     PURCHASE PRICE    AMOUNT ADVANCED
----------------------------------------------------------------------------
AG 104202                     4,700          $ 3.62620           $ 17,043.14
----------------------------------------------------------------------------
AG 104202                     9,500            3.97700             37,781.50
----------------------------------------------------------------------------
AG 104217                     8,000            4.13281             33,062.48
----------------------------------------------------------------------------
AG 104217                    14,000            4.41520             61,812.80
----------------------------------------------------------------------------
AG 104217                     4,000            4.25000             17,254.50
----------------------------------------------------------------------------
AG 104312                     5,000            3.87500             19,692.00
----------------------------------------------------------------------------
AG 104312                     5,720            2.12500             12,334.47
----------------------------------------------------------------------------
AG 104312                    29,280            2.12500             63,138.78
----------------------------------------------------------------------------
AG 104312                    50,000            2.06250            104,692.00
----------------------------------------------------------------------------
AG                           10,700            2.31250             25,082.63
----------------------------------------------------------------------------
AG 104348                     5,800            1.00000              5,985.75
----------------------------------------------------------------------------
AG 104307                   282,352            2.12500            599,998.00
----------------------------------------------------------------------------
TOTAL                       429,052                              $997,878.05
----------------------------------------------------------------------------


* The shares evidenced by Certificate No. AG 104307 were purchased with the proceeds of the $600,000 Loan. All of the other shares were purchased with the proceeds of the Recourse Loans.